UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Zachary D. Levenick and Lowell W. Robinson

Effective July 15, 2022, Messrs. Zachary D. Levenick and Lowell W. Robinson notified Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), of their respective resignations as members of the board of directors (the “Board”) of the Company, and from any and all committees of the Board. None of the resignations was because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Rory Wallace

Following receipt of each of Messrs. Levenick’s and Robinson’s respective resignations, and pursuant to that certain Cooperation Agreement, dated as of June 25, 2022 (the “Cooperation Agreement”), by and among the Company and Outerbridge Capital Management, LLC and certain of its affiliates signatory thereto (collectively, “Outerbridge”) previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022, the Company appointed Mr. Rory Wallace, Chief Investment Officer of Outerbridge, to the Board effective July 15, 2022. Pursuant to the Cooperation Agreement, the Company also agreed to nominate Mr. Wallace for election to the Board at the 2022 annual meeting of stockholders.

The Board determined that Mr. Wallace qualifies as an “independent director” for purposes of The New York Stock Exchange (“NYSE”) listing standards and for purposes of serving on the Board.

Other than as described herein, the selection of Mr. Wallace to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Wallace and any director or executive officer of the Company and there are no transactions between Mr. Wallace and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Wallace, 36, serves as the Founder and Managing Member of Outerbridge, an investment adviser to private investment funds for which Mr. Wallace has served as the Chief Investment Officer since December 2014. In his role at Outerbridge, Mr. Wallace conducts significant due diligence on public companies in the technology, media, retail, and education sectors, engaging constructively with both management teams and boards where appropriate. From January 2013 to December 2014, Mr. Wallace was the Founder and Chief Investment Officer of DHC Asset Management, LLC, an investment adviser that focused its investments in technology, media, and retail. Earlier in his career, Mr. Wallace served in various positions at Straus Asset Management LLC, an investment management firm, including as an analyst and then as a Portfolio Manager.

Appointments of Mario Dell’Aera, Denise Warren and Kate Eberle Walker

In addition, on July 15, 2022, following receipt of each of Messrs. Levenick’s and Robinson’s respective resignations, the Board (i) approved an increase in the number of directors constituting the full Board from eight to ten (which number will be decreased to nine following the 2022 annual meeting of stockholders in accordance with the Cooperation Agreement) and (ii) appointed Mr. Mario Dell’Aera, Ms. Denise Warren and Ms. Kate Eberle Walker (together with Mr. Wallace, the “New Directors”) as members of the Board, effective July 15, 2022. Each of Mr. Dell’Aera, Ms. Warren and Ms. Eberle Walker shall serve as a director of the Company until the next annual meeting of stockholders of the Company or until his or her earlier death, resignation or removal.

The Board determined that each of Mr. Dell’Aera, Ms. Warren and Ms. Eberle Walker qualifies as an “independent director” for purposes of the NYSE listing standards and for purposes of serving on the Board.

Mr. Dell’Aera, 63, previously served as Senior Audit Partner and Chief Operating Officer of U.S. Audit Operations at KPMG LLP from 2019 until his retirement in 2021, managing 16 business units encompassing over 9,000 partners and professionals and a $3.0BN operating plan. He brings nearly 40 years of accounting experience serving large, global public and private companies in the information, communications and entertainment industries. From 2012 to 2019, he served as Senior Audit Partner for KPMG’s Financial Services audit practice, comprising banking, capital markets, insurance, asset management and real estate companies. In addition to his deep audit and operational expertise, Mr. Dell’Aera brings a proven track record of leadership, innovation and guiding public companies undergoing strategic transformations and financing transactions.

Ms. Warren, 58, currently serves as the Founder and Chief Executive Officer of Netlyst, LLC a consulting and advisory practice focused on digital business growth and scaling consumer and enterprise recurring revenue streams. She brings extensive public company board experience and has a proven track record growing and operating profitable, recurring revenue businesses in the media and publishing sector, as well as driving transformational digital change in marketing, product and sales. Prior to founding Netlyst, Ms. Warren served as President of Digital and Chief Executive Officer of East Coast Publishing for Tribune Publishing from 2015 to 2016. For more than 25 years, she served in numerous capacities at The New York Times Company inducing as Executive Vice President of Digital Products and Services; General Manager, nytimes.com; Chief Advertising Officer; Senior Vice President of Strategic Planning; and Director of Marketing. Ms. Warren currently serves as an independent Director of Taylor Morrison Home Corporation (NYSE: TMHC), and previously served as a Director and Chair of the Nominating and Governance Committee of Monotype Imaging, and a Director of Electronic Arts (NASDAQ: EA).

Ms. Eberle Walker, 45, currently serves as Chief Executive Officer and Board Chair of Presence Learnings Inc., a provider of special education teletherapy solutions. She brings more than 20 years of experience leading education organizations and an established track record driving value creation through her expertise in human capital management, finance, M&A and strategy development. From 2015 to 2017, she served as Chief Executive Officer of The Princeton Review and Tutor.com, and Chief Financial Officer and Chief Strategy Officer from 2014 to 2015. Ms. Walker began her career in investment banking at Goldman Sachs. She currently serves as a Director of Babbel, Testing Mom and Prospect Schools, and as a Trustee of the International School of Brooklyn. Ms. Walker previously served on the Board of Directors of Rosetta Stone from 2019 until the company’s acquisition by Cambium Learning Group Inc. in 2020.

The selection of each of Mr. Dell’Aera, Ms. Warren and Ms. Eberle Walker to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between any of Mr. Dell’Aera, Ms. Warren and Ms. Eberle Walker and any director or executive officer of the Company and there are no transactions between any of Mr. Dell’Aera, Ms. Warren and Ms. Eberle Walker and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Audit Committee Appointments

Effective July 15, 2022, Mr. Dan DeMatteo was removed as a member of the Audit Committee of the Board (the “Audit Committee”) and, concurrent with their appointments to the Board, each of Mr. Dell’Aera, Mr. Wallace, Ms. Warren and Ms. Eberle Walker were appointed to serve on the Audit Committee, with Mr. Dell’Aera serving as Chair. The Board determined that each of Mr. Dell’Aera, Mr. Wallace, Ms. Warren and Ms. Eberle Walker qualifies as an “independent director” for purposes of the NYSE listing standards and for purposes of serving on the Audit Committee. The Board also determined that Mr. Dell’Aera qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee Appointments

Effective July 15, 2022 and concurrent with their appointments to the Board, each of Mr. Wallace and Ms. Eberle Walker were appointed to serve on the Compensation Committee of the Board (the “Compensation Committee”). The Board determined that each of Mr. Wallace and Ms. Eberle Walker qualifies as an “independent director” for purposes of the NYSE listing standards and for purposes of serving on the Compensation Committee. In connection with their appointment to the Compensation Committee, the Board also determined that each of Mr. Wallace and Ms. Eberle Walker qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Corporate Governance and Nominating Committee Appointments

Effective July 15, 2022, each of Mr. DeMatteo and Ms. Warren were appointed to serve on the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”). The Board determined that each of Mr. DeMatteo and Ms. Warren qualifies as an “independent director” for purposes of the NYSE listing standards and for purposes of serving on the Corporate Governance and Nominating Committee.

New Director Compensation

In connection with their service on the Board, the New Directors are entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors. Accordingly, the New Directors are entitled to an annual retainer fee of $85,000, payable in quarterly installments, and equity awards with a target value of $125,000 per year. The New Directors are also eligible to receive incremental annual retainer fees for service on one or more of the Board’s committees. The Company also intends to enter into a standard form of indemnification agreement with each of the New Directors.

Retention Bonus

On July 14, 2022, the Company entered into a retention agreement (each, a “Retention Agreement”) with each of Mr. Thomas D. Donohue, Mr. Michael C. Miller and Mr. Jonathan Shar (collectively, the “Named Executive Officers”) pursuant to which the Company would pay a cash retention bonus to each Named Executive Officer in the following amounts: (i) $300,000 to Mr. Donohue; (ii) $300,000 to Mr. Miller; and (iii) $300,000 to Mr. Shar (collectively, the “Retention Bonuses”). The Retention Bonuses shall be payable as follows: (i) fifty percent (50%) of such Retention Bonus becoming due on December 1, 2022 and (ii) the remaining fifty percent (50%) becoming due on June 1, 2023 (each, a “Retention Date”).

Under each Retention Agreement, the Company is obligated to pay the applicable Retention Bonus in the event that the Company terminates the employment of the applicable Named Executive Officer without “Cause” or if such Named Executive Officer’s employment ends prior to any Retention Date because of “Disability” or for “Good Reason” (each as defined in the applicable Retention Agreement).

The above summary of the Retention Bonuses is qualified in its entirety by reference to the complete terms and conditions as set forth in each applicable Retention Agreement, the form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On July 18, 2022, the Company issued a press release announcing, among other things, the appointments of Mr. Dell’Aera, Mr. Wallace, Ms. Warren and Ms. Eberle Walker to the Board. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Form of Retention Agreement

99.1	Press Release, dated July 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2022

BARNES & NOBLE EDUCATION, INC

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Chief Legal Officer and Executive Vice President, Corporate Development and Affairs